FOR IMMEDIATE RELEASE
---------------------






            FRANK BIGGER RESIGNS AS DIRECTOR OF TANDYCRAFTS, INC. AND
                        AS CHIEF EXECUTIVE OFFICER OF THE
                         FRAMES AND FRAMED ART DIVISION


Fort Worth, Texas. January 15, 1997 -- TANDYCRAFTS, INC. (the "Company") (NYSE: TAC) announced today that Mr. Frank Bigger has resigned his position as a Director of the Company and as Chief Executive Officer of the Frames and Framed Art Division in order to pursue other interests. Mr. Bigger will continue to work with the Company as a consultant. Mr. Michael Walsh, Chief Executive Officer of the Company, will succeed Mr. Bigger as Chief Executive Officer of the Frames and Framed Art Division on an interim basis.


     Tandycrafts, Inc. is a specialty retailer and manufacturer. Included in its Specialty Retail segment are Tandy Leather Company, Joshua's Christian Stores, Cargo Furniture & Accents, and Sav-On Office Supplies. Its Specialty Manufacturing segment is comprised of two manufacturing divisions: Frames and Framed Art and Tandy Wholesale International ("TWI").





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